INTERNATIONAL FOREIGN EXCHANGE MASTER AGREEMENT



MASTER AGREEMENT dated as of December 9, 1996, by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), a national banking association and its subsidiaries and related entities set forth in Part II of the Schedule, and ASHWORTH, INC., a Delaware corporation.

SECTION 1.  DEFINITIONS.

Unless otherwise required by the context, the following terms shall have the following meanings in the Agreement:

"Agreement" has the meaning given to it in Section 2.2.

"Base Currency" means as to a Party the Currency agreed as such in relation to it in Part VIII of the Schedule hereto.

"Base Currency Rate" means as to a Party and any amount the cost (expressed as a percentage rate per annum) at which that Party would be able to fund that amount from such sources and for such periods as it may in its reasonable discretion from time to time decide, as determined in good faith by it.

"Business Day" means (i) a day which is a Local Banking Day for the applicable Designated Office of both Parties, or (ii) solely in relation to delivery of a Currency, a day which is a Local Banking Day in relation to that Currency.

"Close-Out Amount" has the meaning given to it in Section 5.1.

"Close-Out Date" means a day on which, pursuant to the provisions of Section 5.1, the Non-Defaulting Party closes out and liquidates Currency Obligations or such a closeout and liquidation occurs automatically.

"Closing Gain" means, as to the Non-Defaulting Party, the difference described as such in relation to a particular Value Date under the provisions of Section 5.1.

"Closing Loss" means, as to the Non-Defaulting Party, the difference described as such in relation to a particular Value Date under the provisions of Section 5.1.

"Confirmation" means a writing (including telex, facsimile or other electronic means from which it is possible to produce a hard copy) evidencing an FX
Transaction governed by the Agreement which shall specify (i) the Parties thereto and their Designated Offices through which they are respectively acting,
(ii) the  amounts of the  Currencies  being  bought or sold and by which  Party,
(iii) the Value Date, and (iv) any other term generally included in such a writing in accordance with the practice of the relevant foreign exchange market.

"Credit Support Document" means, as to a Party (the "first Party"), a guaranty, hypothecation agreement, margin or security agreement or document, or any other document containing an obligation of a third party ("Credit Support Provider") or of the first Party in favor of the other Party supporting any obligations of the first Party hereunder.

"Credit Support Provider" has the meaning given to it in the definition of Credit
Support Document.

"Currency" means money denominated in the lawful currency of any country or the ECU.

"Currency Obligation" means any obligation of a Party to deliver a Currency pursuant


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to an FX Trans-action governed by the Agreement, or pursuant to the application of
Sections 3.3(a) or 3.3(b).

"Custodian" has the meaning given to it in the definition of Event of Default.

"Defaulting Party" has the meaning given to it in the definition of Event of Default.

"Designated Office(s)" means, as to a Party, the office(s) specified in Part II of the Schedule hereto, as such Schedule may be modified from time to time by agreement of the Parties.

"Effective Date" means the date of this Master Agreement.

"Event of Default" means the occurrence of any of the following with respect to a Party (the "Defaulting Party", the other Party being the "Non Defaulting Party"):

(i) the Defaulting Party shall default in any payment under the Agreement to the Non- Defaulting Party with respect to any sum when due under any Currency Obligation or pursuant to the Agreement and such failure shall continue for two
(2) Business Days after written notice of non payment given by the Non Defaulting Party to the Defaulting Party;

(ii) the Defaulting Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or to its debts under any bankruptcy, insolvency or similar law, or seeking the appointment of a trustee, receiver, liquidator, conservator, administrator, custodian or other similar official (each, a "Custodian") of it or any substantial part of its assets; or shall take any corporate action to authorize any of the foregoing;

(iii) an involuntary case or other proceeding shall be commenced against the Defaulting Party seeking liquidation, reorganization or other similar relief with respect to it or its debts under any bankruptcy, insolvency or similar law or seeking the appointment of a Custodian of it or any substantial part of its assets, and such involuntary case or other proceeding is not dismissed within five (5) days of its institution or presentation;

(iv) the Defaulting Party is bankrupt or insolvent, as defined under any bankruptcy or insolvency law applicable to such Party;

(v) the Defaulting Party shall otherwise be unable to pay its debts as they become due;

(vi) the Defaulting Party or any Custodian acting on behalf of the Defaulting Party shall disaffirm, disclaim or repudiate any Currency Obligation;

(vii) (a) any representation or warranty made or deemed made by the Defaulting Party pursuant to the Agreement or pursuant to any Credit Support Document shall prove to have been false or misleading in any material respect as at the time it was made or given and one (1) Business Day has elapsed after the Non Defaulting Party has given the Defaulting Party written notice thereof, or (b) the Defaulting Party fails to perform or comply with any obligation assumed by it under the Agreement (other than an obligation to make payment of the kind referred to in Clause (i) of this definition of Event of Default), and such failure is continuing thirty (30) days after the Non Defaulting Party has given the Defaulting Party written notice thereof;

(viii) the Defaulting Party consolidates or amalgamates with or merges into or transfers all or substantially all its assets to another entity and (a) the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the Defaulting Party prior to such action, or (b) at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all of the obligations of the Defaulting Party under the


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Agreement by operation of law or pursuant to an agreement satisfactory to the
Non
Defaulting Party;

(ix) by reason of any default, or event of default or other similar condition or event, any Specified Indebtedness (being Specified Indebtedness of an amount which, when expressed in the Currency of the Threshold Amount, is in aggregate equal to or in excess of the Threshold Amount) of the Defaulting Party or any Credit Support Provider in relation to it: (a) is not paid on the due date therefor and remains unpaid after any applicable grace period has elapsed, or
(b) becomes, or becomes capable at any time of being declared, due and payable under agreements or instruments evidencing such Specified Indebtedness before it would otherwise have been due and payable;

(x) the Defaulting Party is in breach of or default under any Specified Transaction and any applicable grace period has elapsed, and there occurs any liquidation or early termination of, or acceleration of obligations under that Specified Transaction or the Defaulting Party (or any Custodian on its behalf) disaffirms, disclaims or repudiates the whole or any part of a Specified Transaction; or

(xi) (a) any Credit Support Provider in relation to the Defaulting Party or the Defaulting Party itself fails to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with the applicable Credit Support Document and such failure is continuing after any applicable grace period has elapsed; (b) any Credit Support Document relating to the Defaulting Party expires or ceases to be in full force and effect prior to the satisfaction of all obligations of the Defaulting Party under the Agreement, unless otherwise agreed in writing by the Non Defaulting Party; (c) the Defaulting Party or its Credit Support Provider (or, in either case, any Custodian acting on its behalf) disaffirms, disclaims or repudiates, in whole or in part, or challenges the validity of, the Credit Support Document; (d) any representation or warranty made or deemed made by any Credit Support Provider pursuant to any Credit Support Document shall prove to have been false or misleading in any material respect as at the time it was made or given or deemed made or given and one (1) Business Day has elapsed after the Non Defaulting Party has given the Defaulting Party written notice thereof; or (e) any event set out in (ii) to (vi) or (viii) to (x) above occurs in respect of the Credit Support Provider.

"FX Transaction" means any transaction between the Parties for the purchase by one Party of an agreed amount in one Currency against the sale by it to the other of an agreed amount in another Currency both such amounts being deliverable on the same Value Date, and in respect of which transaction the Parties have agreed (whether orally, electronically or in writing): the Currencies involved, the amounts of such Currencies to be purchased and sold, which Party will purchase which Currency and the Value Date.

"Local Banking Day" means (i) for any Currency, a day on which commercial banks effect deliveries of that Currency in accordance with the market practice of the relevant foreign exchange market, and (ii) for any Party, a day in the location of the applicable Designated Office of such Party on which commercial banks in that location are not authorized or required by law to close.

"Master Agreement" means the terms and conditions set forth in this master agreement.

"Matched Pair Novation Netting Office(s)" means in respect of a Party the Designated Office(s) specified in Part V of the Schedule, as such Schedule may be modified from time to time by agreement of the Parties.

"Non-Defaulting Party" has the meaning given to it in the definition of Event of Default.

"Novation Netting Office(s)" means in respect of a Party the Designated Office(s) specified in Part IV of the Schedule, as such Schedule may be modified from time to time by agreement of the Parties.


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"Parties" means the parties to the Agreement and shall include their  successors and permitted assigns (but without prejudice to the application of Clause (viii) of the definition of Event of Default); and the term "Party" shall mean whichever of the Parties is appropriate in the context in which such expression may be used.

"Proceedings" means any suit, action or other proceedings relating to the Agreement.

"Settlement Netting Office(s)" means, in respect of a Party, the Designated Office(s) specified in Part III of the Schedule, as such Schedule may be modified from time to time by agreement of the Parties.

"Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money, other than in respect of deposits received.

"Specified Transaction" means any transaction (including an agreement with respect thereto) between one Party to the Agreement (or any Credit Support Provider of such Party) and the other Party to the Agreement (or any Credit Support Provider of such Party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity linked swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination of any of the forgoing transactions.

"Split Settlement" has the meaning given to it in the definition of Value Date.

"Threshold Amount" means the amount specified as such for each Party in Part IX of the Schedule.

"Value Date" means, with respect to any FX Transaction, the Business Day (or where market practice in the relevant foreign exchange market in relation to the two Currencies involved provides for delivery of one Currency on one date which is a Local Banking Day in relation to that Currency but not to the other Currency and for delivery of the other Currency on the next Local Banking Day in relation to that other Currency ("Split Settlement") the two Local Banking Days in accordance with that market practice) agreed by the Parties for delivery of the Currencies to be purchased and sold pursuant to such FX Transaction, and, with respect to any Currency Obligation, the Business Day (or, in the case of Split Settlement, Local Banking Day) upon which the obligation to deliver Currency pursuant to such Currency Obligation is to be performed.


SECTION 2.  FX TRANSACTIONS.

2.1 Scope of the Agreement. (a) Unless otherwise agreed in writing by the Parties, each FX Transaction entered into between two Designated Offices of the Parties on or after the Effective Date shall be governed by the Agreement. (b) All FX Transactions between any two Designated Offices of the Parties outstanding on the Effective Date which are identified on Part I of the Schedule shall be FX Transactions governed by the Agreement and every obligation of the Parties thereunder to deliver a Currency shall be a Currency Obligation under the Agreement.

2.2 Single Agreement. This Master Agreement, the particular terms agreed between the Parties in relation to each and every FX Transaction governed by this Master Agreement (and, insofar as such terms are recorded in a Confirmation, each such Confirmation), the Schedule to this Master Agreement and all amendments to any of such items shall together form the agreement between the Parties (the "Agreement") and shall together constitute a single agreement between the Parties. The Parties acknowledge that all FX Transactions governed by the Agreement are entered into in reliance upon the fact


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that all items constitute a single agreement between the Parties.

2.3 Confirmations. FX Transactions governed by the Agreement shall be promptly confirmed by the Parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. The failure by a Party to issue a Confirmation shall not prejudice or invalidate the terms of any FX Transaction governed by the Agreement.


SECTION 3.  SETTLEMENT AND NETTING.

3.1 Settlement. Subject to Section 3.2, each Party shall deliver to the other Party the amount of the Currency to be delivered by it under each Currency Obligation on the Value Date for such Currency Obligation.

3.2 Net Settlement/Payment Netting. If on any Value Date more than one delivery of a particular Currency is to be made between a pair of Settlement Netting Offices, then each Party shall aggregate the amounts of such Currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the Party owing the larger aggregate amount to the other Party, and, if the aggregate amounts are equal, no delivery of the Currency shall be made.

3.3  Novation Netting.

(a) By Currency. If the Parties enter into an FX Transaction governed by the Agreement through a pair of Novation Netting Offices giving rise to a Currency Obligation for the same Value Date and in the same Currency as a then existing Currency Obligation between the same pair of Novation Netting Offices, then immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be individually cancelled and simultaneously replaced by a new Currency Obligation for such Value Date determined as follows: the amounts of such Currency that would otherwise have been deliverable by each Party on such Value Date shall be aggregated and the Party with the larger aggregate amount shall have a new Currency Obligation to deliver to the other Party the amount of such Currency by which its aggregate amount exceeds the other Party's aggregate amount, provided that if the aggregate amounts are equal, no new Currency Obligation shall arise. This Clause (a) shall not affect any other Currency Obligation of a Party to deliver any different Currency on the same Value Date.

(b) By Matched Pair. If the Parties enter into an FX Transaction governed by the Agreement between a pair of Matched Pair Novation Netting Offices then the provisions of Section 3.3(a) shall apply only in respect of Currency Obligations arising by virtue of FX Transactions governed by the Agreement entered into between such pair of Matched Pair Novation Netting Offices and involving the same pair of Currencies and the same Value Date.

3.4  General.

(a)  Inapplicability of Sections 3.2 and 3.3. The provisions of Sections 3.2 and
3.3 shall not apply if a Close Out Date has occurred or an involuntary case or other proceeding of the kind described in Clause (iii) of the definition of Event of Default has occurred without being dismissed in relation to either Party.

(b) Failure to Record. The provisions of Section 3.3 shall apply notwithstanding that either Party may fail to record the new Currency Obligations in its books.

(c) Cutoff Date and Time. The provisions of Section 3.3 are subject to any cut-off date and cut-off time agreed between the applicable Novation Netting Offices and Matched Pair Novation Netting Offices of the Parties.


SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS.


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4.1  Representations  and Warranties.  Each Party represents and warrants to the other Party as of the date of the Agreement and as of the date of each FX Transaction governed by the Agreement that: (i) it has authority to enter into the Agreement and such FX Transaction; (ii) the persons executing the Agreement and entering into such FX Transaction have been duly authorized to do so; (iii) the Agreement and the Currency Obligations created under the Agreement are binding upon it and enforceable against it in accordance with their terms (subject to applicable principles of equity) and do not and will not violate the terms of any agreements to which such Party is bound; (iv) no Event of Default has occurred and is continuing with respect to it; and (v) it acts as principal in entering into each and every FX Transaction governed by the Agreement.

4.2 Covenants. Each Party covenants to the other Party that: (i) it will at all times obtain and comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required to enable it to lawfully perform its obligations under the Agreement; and (ii) it will promptly notify the other Party of the occurrence of any Event of Default with respect to itself or any Credit Support Provider in relation to it.


SECTION 5.  CLOSE OUT AND LIQUIDATION.

5.1 Circumstances of Close-Out and Liquidation. If an Event of Default has occurred and is continuing, then the Non Defaulting Party shall have the right to close out and liquidate in the manner described below all, but not less than all, outstanding Currency Obligations (except to the extent that in the good faith opinion of the Non Defaulting Party certain of such Currency Obligations may not be closed-out and liquidated under applicable law), by notice to the Defaulting Party. If "Automatic Termination" is specified as applying to a Party in Part VI of the Schedule, then, in the case of an Event of Default specified in Clauses (ii) or (iii) of the definition thereof with respect to such Party, such close-out and liquidation shall be automatic as to all outstanding Currency Obligations. Where such close out and liquidation is to be effected, it shall be effected by:

(i) closing out each outstanding Currency Obligation (including any Currency Obligation which has not been performed and in respect of which the Value Date is on or precedes the Close-Out Date) so that each such Currency Obligation is cancelled and the Non Defaulting Party shall calculate in good faith with respect to each such cancelled Currency Obligation, the Closing Gain or, as appropriate, the Closing Loss, as follows: (x) for each Currency Obligation in a Currency other than the Non-Defaulting Party's Base Currency calculate a "Close-Out Amount" by converting:

(A)
in the case of a Currency Obligation whose Value Date is the same as or is later than the Close-Out Date, the amount of such Currency Obligation; or

(B)
in the case of a Currency Obligation whose Value Date precedes the Close-Out Date, the amount of such Currency Obligation increased, to the extent permitted by applicable law, by adding interest thereto from the Value Date to the Close-Out Date at the rate representing the cost (expressed as a percentage rate per annum) at which the Non- Defaulting Party would have been able, on such Value Date, to fund the amount of such Currency Obligation for the period from the Value Date to the Close-Out Date into such Base Currency at the rate of exchange at which the Non-Defaulting Party can buy or sell, as appropriate, such Base Currency with or against the Currency of such Currency Obligation for delivery on the Value Date of that Currency Obligation, or if such Value Date precedes the Close-Out Date, for delivery on the Close-Out Date; and

(y)  determine in relation to each Value Date:  (A) the sum of all Close-Out
Amounts


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relating to Currency Obligations under which, and of all Currency Obligations in the Non-Defaulting Party's Base Currency under which, the Non-Defaulting Party would otherwise have been obliged to deliver the relevant amount to the Defaulting Party on that Value Date, adding (to the extent permitted by applicable law), in the case of a Currency Obligation in the Non-Defaulting Party's Base Currency whose Value Date precedes the Close-Out Date, interest for the period from the Value Date to the CloseOut Date at the Non-Defaulting Party's Base Currency Rate as at such Value Date for such period; and (B) the sum of all Close-Out Amounts relating to Currency Obligations under which, and of all Currency Obligations in the Non-Defaulting Party's Base Currency under which, the Non-Defaulting Party would otherwise have been entitled to receive the relevant amount on that Value Date, adding (to the extent permitted by applicable law), in the case of a Currency Obligation in the Non-Defaulting Party's Base Currency whose Value Date precedes the Close-Out Date, interest for the period from the Value Date to the Close-Out Date at the Non-Defaulting Party's Base Currency Rate as at such Value Date for such period;

(z) if the sum determined  under (y)(A) is greater than the sum determined under
(y)(B), the difference shall be the Closing Loss for such Value Date; if the sum determined under (y)(A) is less than the sum determined under (y)(B), the difference shall be the Closing Gain for such Value Date;

(ii) to the extent permitted by applicable law, adjusting the Closing Gain or Closing Loss for each Value Date falling after the Close-Out Date to present value by discounting the Closing Gain or Closing Loss from the Value Date to the Close Out Date, at the Non Defaulting Party's Base Currency Rate, or at such other rate as may be prescribed by applicable law;

(iii) aggregating the following amounts so that all such amounts are netted into a single liquidated amount payable by or to the Non Defaulting Party: (x) the sum of the Closing Gains for all Value Dates (discounted to present value, where appropriate, in accordance with the provisions of Clause (ii) of this Section 5.1) (which for the purposes of this aggregation shall be a positive figure) and
(y) the sum of the Closing Losses for all Value Dates (discounted to present value, where appropriate, in accordance with the provisions of Clause (ii) of this Section 5.1) (which for the purposes of the aggregation shall be a negative figure); and

(iv) if the resulting net amount is positive, it shall be payable by the Defaulting Party to the Non Defaulting Party, and if it is negative, then the absolute value of such amount shall be payable by the Non Defaulting Party to the Defaulting Party.

5.2 Calculation of Interest. Any addition of interest or discounting required under Clause (i) or (ii) of Section 5.1 shall be calculated on the basis of the actual number of days elapsed and of a year of such number of days as is customary for transactions involving the relevant Currency in the relevant foreign exchange market.

5.3 Other FX Transactions. Where close-out and liquidation occurs in accordance with Section 5.1, the Non Defaulting Party shall also be entitled to close-out and liquidate, to the extent permitted by applicable law, any other FX Transactions entered into between the Parties which are then outstanding in accordance with the provisions of Section 5.1, as if each obligation of a Party to deliver a Currency thereunder were a Currency Obligation.

5.4 Payment and Late Interest. The amount payable by one Party to the other Party pursuant to the provisions of Sections 5.1 and 5.3 shall be paid by the close of business on the Business Day following such close out and liquidation (converted as required by applicable law into any other Currency, any costs of such conversion to be borne by, and deducted from any payment to, the Defaulting Party). To the extent permitted by applicable law, any amounts required to be paid under Sections 5.1 or 5.3 and not paid on the due date therefor, shall bear interest at the Non-Defaulting Party's Base Currency Rate plus 1% per annum (or, if conversion is required by applicable law into some other Currency, either (x) the average rate at which


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overnight  deposits  in such other  Currency  are  offered by major banks in the
London interbank market as of 11:00 a.m. (London time) plus 1% per annum or (y) such other rate as may be prescribed by such applicable law) for each day for which such amount remains unpaid.

5.5 Suspension of Obligations. Without prejudice to the foregoing, so long as a Party shall be in default in payment or performance to the Non Defaulting Party under the Agreement and so long as the Non Defaulting Party has not exercised its rights under Section 5.1, the Non Defaulting Party may, at its election and without penalty, suspend its obligation to perform under the Agreement.

5.6 Expenses. The Defaulting Party shall reimburse the Non Defaulting Party in respect of all out of pocket expenses incurred by the Non Defaulting Party (including fees and disbursements of counsel, including attorneys who may be employees of the Non Defaulting Party) in connection with any reasonable collection or other enforcement proceedings related to the payments required under this Section 5.

5.7 Reasonable Pre-Estimate. The Parties agree that the amounts recoverable under this Section 5 are a reasonable pre estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and, except as otherwise provided in the Agreement, neither Party will be entitled to recover any additional damages as a consequence of such losses.

5.8 No Limitation of Other Rights; Set-Off. The Non Defaulting Party's rights under this Section 5 shall be in addition to, and not in limitation or exclusion of, any other rights which the Non Defaulting Party may have (whether by agreement, operation of law or otherwise). To the extent not prohibited by applicable law, the Non Defaulting Party shall have a general right of set off with respect to all amounts owed by each Party to the other Party, whether due and payable or not due and payable (provided that any amount not due and payable at the time of such set-off shall, if appropriate, be discounted to present value in a commercially reasonable manner by the Non-Defaulting Party). The Non Defaulting Party's rights under this Section 5.8 are subject to Section 5.7.


SECTION 6.  ILLEGALITY, IMPOSSIBILITY AND FORCE MAJEURE.

If either Party is prevented from or hindered or delayed by reason of force majeure or act of State in the delivery or receipt of any Currency in respect of a Currency Obligation or if it becomes or, in the good faith judgment of one of the Parties, may become unlawful or impossible for either Party to deliver or receive any Currency which is the subject of a Currency Obligation, then either Party may, by notice to the other Party, require the close-out and liquidation of each affected Currency Obligation in accordance with the provisions of Sections 5.1, 5.2 and 5.4 and, for the purposes of enabling the calculations prescribed by Sections 5.1, 5.2 and 5.4 to be effected, the Party unaffected by such force majeure, act of State, illegality or impossibility (or if both Parties are so affected, whichever Party gave the relevant notice) shall effect the relevant calculations as if it were the Non-Defaulting Party. Nothing in this Section 6 shall be taken as indicating that the Party treated as the Defaulting Party for the purposes of calculations required hereby has committed any breach or default.


SECTION 7.  PARTIES TO RELY ON THEIR OWN EXPERTISE.

Each Party shall enter into each FX Transaction governed by the Agreement in reliance only upon its own judgment. Neither Party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other Party as to whether or not it should enter into any such FX Transaction or as to any subsequent actions relating thereto or on any other commercial matters concerned with any FX Transaction governed by the Agreement, and neither Party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other Party, whether or not such advice is given or such views are expressed at the request of the other Party.


SECTION 8.  MISCELLANEOUS.

8.1 Currency Indemnity. The receipt or recovery by either Party (the "first Party") of any amount in respect of an obligation of the other Party (the "second Party") in a Currency other than that in which such amount was due, whether pursuant to a judgment of any court or pursuant to Section 5 or 6, shall discharge such obligation only to the extent that on the first day on which the first Party is open for business immediately following such receipt, the first Party shall be able, in accordance with normal banking practice, to purchase the Currency in which such amount was due with the Currency received. If the amount so purchasable shall be less than the original amount of the Currency in which such amount was due, the second Party shall, as a separate obligation and notwithstanding any judgment of any court, indemnify the first Party against any loss sustained by it. The second Party shall in any event indemnify the first Party against any costs incurred by it in making any such purchase of Currency.


8.2 Assignments. Neither Party may assign, transfer or charge, or purport to assign, transfer or charge, its rights or its obligations under the Agreement or any interest therein without the prior written consent of the other Party, and any purported assignment, transfer or charge in violation of this Section 8.2 shall be void.

8.3 Telephonic Recording. The Parties agree that each may electronically record all telephonic conversations between them and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement. In the event of any dispute between the Parties as to the terms of an FX Transaction governed by the Agreement or the Currency Obligations thereby created, the Parties may use electronic recordings between the persons who entered into such FX Transaction as the preferred evidence of the terms of such FX Transaction, notwithstanding the existence of any writing to the contrary.

8.4 No Obligation. Neither Party to this Agreement shall be required to enter into any FX Transaction with the other.

8.5 Notices. Unless otherwise agreed, all notices, instructions and other communications to be given to a Party under the Agreement shall be given to the address, telex (if confirmed by the appropriate answerback), facsimile (confirmed if requested) or telephone number and to the individual or department specified by such Party in Part VII of the Schedule attached hereto. Unless otherwise specified, any notice, instruction or other communication given in accordance with this Section 8.5 shall be effective upon receipt.

8.6 Termination. Each of the Parties hereto may terminate this Agreement at any time by seven days' prior written notice to the other Party delivered as prescribed above, and termination shall be effective at the end of such seventh day; provided, however, that any such termination shall not affect any outstanding Currency Obligations, and the provisions of the Agreement shall continue to apply until all the obligations of each Party to the other under the Agreement have been fully performed.

8.7 Severability. In the event any one or more of the provisions contained in the Agreement should be held invalid, illegal or unenforceable in any respect under the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions under the law of such jurisdiction, and the validity, legality and enforceability of such and any other provisions under the law of any other jurisdiction, shall not in any way be affected or impaired thereby.

8.8 Waiver. No indulgence or concession granted by a Party and no omission or delay on the part of a Party in exercising any right, power or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.9 Master Agreement. Where one of the Parties to the Agreement is domiciled in the
United States, the Parties intend that the Agreement shall be a master agreement, as defined in 11 U.S.C. Section 101(53B)(C) and 12 U.S.C. Section 1821
(e)(8)(D)(vii).


8.10  Time of Essence.  Time shall be of the essence in the Agreement.

8.11  Headings.  Headings in the Agreement are for ease of reference only.

8.12 Wire Transfers. Every payment or delivery of Currency to be made by a Party under the Agreement shall be made by wire transfer, or its equivalent, of same day (or immediately available) and freely transferable funds to the bank account designated by the other Party for such purposes.

8.13 Adequate Assurances. If the Parties have so agreed in Part X of the Schedule, the failure by a Party ("first Party") to give adequate assurances of its ability to perform any of its obligations under the Agreement within two (2) Business Days of a written request to do so when the other Party ("second Party") has reasonable grounds for insecurity shall be an Event of Default under the Agreement, in which case during the pendency of a reasonable request by the second Party to the first Party for adequate assurances of the first Party's ability to perform its obligations under the Agreement, the second Party may, at its election and without penalty, suspend its obligations under the Agreement.

8.14 FDICIA Representation. If the Parties have so agreed in Part XI of the Schedule, each Party represents and warrants to the other Party that it is a financial institution under the provisions of Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and the Parties agree that this Agreement shall be a netting contract, as defined in FDICIA, and each receipt or payment or delivery obligation under the Agreement shall be a covered contractual payment entitlement or covered contractual payment obligation, respectively, as defined in and subject to FDICIA.

8.15 Confirmation Procedures. In relation to Confirmations, unless either Party objects to the terms contained in any Confirmation within three (3) Business Days of receipt thereof, or such shorter time as may be appropriate given the Value Date of the FX Transaction, the terms of such Confirmation shall be deemed correct and accepted absent manifest error, unless a corrected Confirmation is sent by a Party within such three Business Days, or shorter period, as appropriate, in which case the Party receiving such corrected Confirmation shall have three (3) Business Days, or shorter period, as appropriate, after receipt thereof to object to the terms contained in such corrected Confirmation. In the event of any conflict between the terms of a Confirmation and this Master Agreement, the terms of this Master Agreement shall prevail, and the Confirmation shall not modify the terms of this Master Agreement.

8.16 Amendments. No amendment, modification or waiver of the Agreement will be effective unless in writing executed by each of the Parties.


SECTION 9.  LAW AND JURISDICTION.

9.1 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws provisions.

9.2 Consent to Jurisdiction. With respect to any Proceedings, each Party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such Party. Nothing in the
Agreement precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

9.3 Waiver of Immunities. Each Party irrevocably waives to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use) all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any courts, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction, and irrevocably agrees to the extent permitted by applicable law that it will not claim any such immunity in any Proceedings. Each Party consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution against any property whatsoever of any order or judgment which may be made or given in such Proceedings.


9.4 Waiver of Jury Trial. Each Party hereby irrevocably waives any and all right to trial by jury in any Proceedings.

IN WITNESS WHEREOF, the Parties have caused the Agreement to be duly executed by their respective authorized officers as of the date first written above.


ASHWORTH, INC.

By:\s\ Gerald W. Montiel
Name: Gerald W. Montiel
Title: Chairman


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

By:_________________________
Name:_______________________
Title:______________________

BofA Subsidiaries and Related Entities

BANK OF AMERICA CANADA

By:_________________________
Name:_______________________
Title:______________________

BANK OF AMERICA, S.A.

By:_________________________
Name:_______________________
Title:______________________

SCHEDULE TO INTERNATIONAL FOREIGN EXCHANGE MASTER AGREEMENT BETWEEN BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA") AND ITS SUBSIDIARIES AND RELATED ENTITIES AND ASHWORTH, INC. ("Customer")
DATED DECEMBER 9, 1996

Part I:
Scope of Agreement

The Agreement shall apply to all FX Transactions outstanding between any two Designated Offices of the Parties on the Effective Date.

This Master Agreement has been signed by multiple parties; namely, BofA and each of its subsidiaries and related entities identified below and Customer (each a "Signer"). The Signers have signed one document for administrative convenience and to avoid a multiplicity of documents. Notwithstanding any other provision of this Master Agreement, the Signers expressly intend that this document will function and be construed as if each of BofA and its subsidiaries and related entities identified below had signed a separate bilateral Master Agreement with Customer.

Except as may be specifically agreed in writing, each Signer shall be liable only for its own obligations and no Signer shall be a guarantor of or jointly liable for the obligations of another Signer.


Part II:
Designated Offices

Each of the following shall be a Designated Office for BofA:

BofA Branches and Offices:

UNITED STATES San Francisco Head Office 555 California Street San Francisco, California 94104 United States UNITED KINGDOM London Branch Bank of America House 1 Alie Street London E1 8DE England UNITED STATES Los Angeles Office 300 South Grand 19th Floor Los Angeles, California 90071 United States UNITED STATES New York Office 40 East 52nd Street Fifth Floor New York, New York 10022 United States AUSTRALIA Sydney Branch.135 King Street Bank of America Centre Sydney , NSW 2000 Australia AUSTRALIA Melbourne Branch.525 Collins Street 37th Floor Rialto South tower Melbourne , VIC 3000 Australia ARGENTINA Buenos Aires Branch 537 25 de Mayo Street Buenos Aires, 1002 Argentina BELGIUM Brussels Corporate Office Avenue Louise 480 Brussels Belgium FRANCE Paris Branch 43/47 Avenue de la Grand Armeef-75782 Paris, Cedex 16,France GERMANY Frankfurt Branch Ulmenstrasse 30P.O. Box 110243 Frankfurt Germany GREECE Athens Branch 39 Panepistimiou Street P.O. Box 630 Athens Greece HONG KONG Hong Kong Branch Bank of America Tower, 23rd Floor 12 Harcourt Road G.P.O. Box 472 Hong Kong INDIA Bombay Branch Express Towers, Nariman Point P.O. Box 10080 Bombay 400-021 India INDIA Calcutta Branch 8 India Exchange Place P.O. Box 518 Calcutta 700-001 India INDIA Madras Branch 748 Anna Salai Road P.O. Box 340 Madras 600-002 India INDIA New Delhi BranchDCM Building 15 Barakhamba Road P.O. Box 735 New Delhi 110-001 India INDONESIA Jakarta Branch J1 Medan Merdeka Selatan No. 17P.O. Box 1195 Jakarta 10011 Indonesia IRELAND Dublin Branch Russell Court St. Stephen's Green Dublin 2 Republic of Ireland ITALY Milan Branch Corso Matteotti 10 Milano 20121 Italy JAPAN Tokyo Branch ARK Mori Building, 34th Floor 12-32 Akasaka, 1-chome, Minato-ku

Tokyo 107 Japan
KOREA Seoul Branch Hyonam Building 1 Changkyo-Dong, Chung-ku C.P.O. Box 3026 Seoul South Korea NETHERLANDS Amsterdam Branch Herengracht 4691017 BS Amsterdam The Netherlands PAKISTAN Islamabad Branch Awan Arcade/1-B/Blue Area Islamabad Pakistan PHILIPPINES Manila Branch BA- Lepanto Building 8747 Paseo de Roxas P.O. Box 571 Makati, Metro Manila D-708 Philippines SINGAPORE Singapore Branch 78 Shenton Way #19-00P.O. Box 079120 Singapore 0207 Singapore SWITZERLAND Zurich
Branch Giesshubel strasse 45 P.O. Box 8027CH-8045 Zurich Switzerland TAIWAN Taipei Branch 205 Tun Hwa North Road Taipei 105 Taiwan THAILAND Bangkok Branch 2/2 Wireless Road G.P.O. Box 158 Bangkok 10330 Thailand



BofA Subsidiaries and Related Entities:

BANK OF AMERICA CANADA Bank of America Canada Montreal Corporate Services 1250 Rene Levesque/4355 Montreal Canada BANK OF AMERICA CANADA Bank of America Canada, Calgary 855 2nd Street SW/1900 Calgary Canada BANK OF AMERICA CANADA Bank of America Canada, Head Office Simcoe Place 200 Front
Street West, Suite 2700 Toronto, Ontario, Canada  M5V3L2
BANK OF AMERICA CANADA Bank of America Canada, Vancouver Corporate Services Office 1055 Dunsmuir Street #574 P.O. Box 49295 Vancouver Canada BANK OF AMERICA CANADA Foreign Currency Services Simcoe Place 200 Front Street West, Suite 2700 Toronto, Ontario, Canada M5V3L2 BANK OF AMERICA CANADA Foreign Currency Services
- New York- Corporate and Institutional Sales 335 Madison Avenue/Mezzanine New York, New York 10164 United States BANK OF AMERICA, S.A.Bank of America S.A.-Madrid Branch Calle Del Capitan Haya 1 Madrid Spain



Customer Offices:

Ashworth, Inc.
2791 Loker Avenue--West
Carlsbad, California  92008

Part III:
Settlement Netting Offices

Net settlement provisions of Section 3.2 shall apply to the following Settlement Netting Offices:

None

Part IV:
Novation Netting Offices

Netting by novation provisions of Section 3.3(a) shall apply to the following Novation Netting Offices and shall apply to all FX Transactions:

None

Part V:
Matched Pair Novation Netting Offices

Matched pair netting by novation provisions of Section 3.3(b) shall apply to the following Matched Pair Novation Netting Offices and shall apply to all FX
Transactions:

None

Part VI:
Automatic Termination

The "Automatic Termination" provision in Section 5.1 shall not apply to BofA and its subsidiaries and related entities and Customer.

Part VII:
Notices

For BofA and its subsidiaries and related entities:

Bank of America National Trust and Savings Association
1850 Gateway Blvd.
Concord, California 94520
Telex and Answerback: 6734148 BASFX
Facsimile Number:  (510) 675-7218
Telephone Number:   (510) 675-7061
SWIFT: BOFAUS6S
Attention:  Foreign Exchange Operations #5554

For Customer:

Name:
Ashworth, Inc.
Address:
2791 Loker Avenue--West
Carlsbad, California  92008
Telex and Answerback:
Facsimile Number: (619) 438-6610
Telephone Number: (619) 929-6101 or (619) 438-6610
SWIFT ID Number:
Attention: Mr. John Newman, Chief Financial Officer

Part VIII:
Base Currency

For BofA and its subsidiaries and related entities:   United States Dollars

For Customer:   United States Dollars

Part IX:
Threshold Amount

Shareholders' Equity means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of
(i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

Threshold Amount means (i) with respect to the Customer, two percent (2%) of its Shareholders' Equity and, (ii) with respect to BofA and its subsidiaries and related entities, two percent (2%) of the Shareholders Equity of BankAmerica Corporation.

 Part X:
Adequate Assurances. The provisions of Section 8.13 shall apply to the Agreement.

Part XI:
FDICIA Representation. The provisions of Section 8.14 shall apply to the Agreement with respect to BofA.

Part XII:
Cash Before Delivery.

The Parties hereby agree to delete Section 3.1 of the Agreement and replace such section with the following section: "3.1 Settlement. Settlement of all FX Transactions between Customer and BofA will be on a cash before delivery basis. For each FX Transaction, Customer shall pay Customer's settlement payment to BofA at least one (1) business day before the value date of such FX Transaction. Payment shall be in the form of immediately available funds. If Customer has an account with BofA, Customer hereby authorizes BofA to debit such account for the amount of Customer's settlement payment on or after the date one (1) business day before the value date. In the event Customer's settlement payment is not in U.S. Dollars and Customer pays such payment to a foreign correspondent bank of BofA ("Correspondent Bank"), it shall be Customer's responsibility to ensure that at least one (1) business day before the value date such Correspondent Bank notifies BofA of its receipt from Customer of Customer's settlement payment. Provided that no Event of Default has occurred with respect to Customer and BofA has received Customer's settlement payment (or a Correspondent Bank has received such settlement payment and has notified BofA of such receipt), then on the value date BofA shall pay BofA's settlement payment to Customer. Customer's failure (I) to pay Customer's settlement payment to BofA at least one (1) business day before the value date, (ii) in the case where Customer has an account with BofA and BofA debits such account for the amount of Customer's settlement payment, to have sufficient collected funds in such account to satisfy the debit, or (iii) to ensure that any Correspondent Bank properly notifies BofA of its receipt from Customer of Customer's settlement payment, shall permit BofA to suspend its obligation to delivery BofA's settlement payment to Customer and shall constitute an Event of Default under the Agreement.

The Parties hereby agree to amend the first sentence of the definition of Event of Default in Section 1 so that it reads as follows: "Event of Default means the occurrence of any of the following with respect to a Party (the "Defaulting Party", the other Party being the "Non-Defaulting Party") or the occurrence of
(i), (ii), or (iii) of Section 3.1 of the Agreement, as amended above.

Part XIII:
Credit Support Provider.

Credit Support Provider means in relation to Party A:
Ashworth Store I, Inc.
Ashworth Store II, Inc.
Ashworth International, Inc.
Ashworth U.K., Ltd.

Credit Support Provider means in relation to Party B:
Not Applicable

Part XIX:
Credit Support Documents.

Party A agrees that the security interest in collateral granted to Party B under the Credit Support Documents shall secure the obligations of Party A under this Agreement. Credit Support Documents include, but are not limited to, the following documents:


(i)   Security Agreement (Receivables, Inventory and Equipment) dated as of
October
27, 1995, made by Ashworth, Inc. in favor of Bank of America National Trust and Savings Association.

(ii) Security Agreement (Receivables, Inventory and Equipment) dated as of March 18,
1996, made by Ashworth Store I, Inc. in favor of Bank of America National Trust and
Savings Association.

(iii) Security Agreement (Receivables, Inventory and Equipment) dated as of March 18,
1996, made by Ashworth Store II, Inc. in favor of Bank of America National Trust and
Savings Association.

(iv) Each other document securing the Business Loan Agreement dated as of ___________, among Bank of America National Trust and Savings Association, Ashworth, Inc., Ashworth Store I, Inc., Ashworth Store II, Inc., Ashworth International, Inc., and Ashworth U.K., Ltd.

(x)   Each   amendment,   supplement,    modification,   renewal,   replacement,
consolidation, substitution and extension to the foregoing.

Part XX:
Authorized Persons; Miscellaneous.

The persons named below are authorized to enter into FX Transactions on behalf of Customer:

Name                               Title

Gerald W. Montiel                  Chairman
Randall L. Herrell                 President and Chief Executive Officer
John Newman                        Chief Financial Officer

In addition to being authorized to enter into oral or written FX Transactions, the persons named above are also authorized on behalf of Customer to amend, renew or extend such FX Transactions, deposit margin and other collateral with BofA as security for such FX Transactions, and enter into other agreements which relate to such FX Transactions, including but not limited to master agreements, margin agreements, netting agreements and security agreements. Customer has authorized each of these persons to determine the character, amount, timing and purpose of FX Transactions.

The  persons  named  below  are  authorized  to  execute   confirmations  of  FX
Transactions on behalf of Customer:

            Name                 Title                       Signature

Gerald W. Montiel                Chairman                  /s/Gerald W. Montiel

Randall L. Herrell               President and Chief       /s/Randall L. Herrel
                                  Executive Officer

John Newman                      Chief Financial Officer    /a/John Newman


Customer will notify BofA in writing of any changes to the above lists; provided, however, that in the absence of written notice BofA may assume that persons who BofA reasonably believes hold the titles shown above or who BofA reasonably believes replace or succeed to the positions held by persons named above are authorized to act on behalf of Customer.

Customer will deliver to BofA as soon as they are available copies of Customer's audited annual financial statements and unaudited quarterly financial statements. Upon BofA's oral or written request from time to time, Customer will deliver promptly to BofA such other information relating to the business and financial condition of Customer as BofA may reasonably request.

Customer represents and warrants to BofA as of the date hereof and as of the date of each FX Transaction that Customer's total assets exceed $10,000,000.



                                                 EXHIBIT 10(r)(3)